AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2002

                                           Registration No. 333-90618

               U.S. Securities and Exchange Commission
                       Washington, D.C. 20549

                   Pre-Effective Amendment No. 1
                                 to
                             FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   INFOTEC BUSINESS SYSTEMS, INC.
           (Name of small business issuer in its charter)


       NEVADA                            7380            98-0358149
(State or other jurisdiction of    (Primary Standard  (I.R.S. Employer
incorporation   or  organization)   Industrial         Identification
                                    Classification            No)
                                     Code Number

                     444 Columbia Street E. New  Westminster,
                       British Columbia, V3L 3W9, CANADA
                                 (604) 777-1707

        (Address  and  telephone number of  principal executive offices)

                         Robert Danvers, CEO, President
                              444 Columbia Street E.
              New  Westminster, British Columbia, V3L 3W9, CANADA
                                  (604) 777-1707

              (Name, address and telephone number of  agent for service)
                           ___________________________

  Approximate date of commencement of proposed sale to the public:   As  soon
  as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                            |__|____________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
  statement for the same offering.                          |__|____________

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
  statement for the same offering.                          |__|____________

  If  delivery of the prospectus is expected to be made pursuant to Rule 434,
  check the following box.                                  |__|____________





                  CALCULATION OF REGISTRATION FEE

  Title of each                 Proposed       Proposed
  class of                      maximum        maximum
  securities       Amount to be offering price aggregate offering Amount of
  to be registered registered   per unit (1)   price (2)          registration
                                                                   fee (2)

  Common Stock   1200000 shares   $0.05        $60,000             $5.52



  (1) Based on last sales price on May 14, 2002 and the anticipated price selling security holders will offer and sell their shares of common stock.

  (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.




  Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.


  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



             SUBJECT TO COMPLETION, Dated August 15, 2002


                             PROSPECTUS


                   INFOTEC BUSINESS SYSTEMS, INC.
                   (A Development Stage Company)
                       444 Columbia Street E.
         New Westminster, British Columbia V3L 3W9, Canada
                          (604) - 777-1707

                  1,200,000 SHARES OF COMMON STOCK

                           ----------------

  This prospectus covers the 1,200,000 shares of common stock of Infotec Business Systems, Inc. being offered by certain selling security holders. See "Selling Security Holders" beginning on page 4. We will not receive any proceeds from the sale of the shares by the selling security holders.

  There is presently no public market for our shares. The selling security holders will offer and sell the shares of common stock at prices between $.04 to $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The initial offering is based on recent sales at $0.05 per share in May 2002. The purchase of the securities offered through this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.



  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
  SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------

         The Date of This Prospectus Is: __________, 2002.











                         TABLE OF CONTENTS


                         PART I  PROSPECTUS

                                                              Page
  No.


  PROSPECTUS
  SUMMARY..........................................................3

  RISK FACTORS.....................................................4
     Need for Additional Financing.................................4
     No Market for Our Common Stock................................4
     Lack of Operating History.....................................4
     Doubt as to Our Ability to Continue as a Going Concern........4
     Marketable Product............................................5
     Part Time Management..........................................5
     Competition...................................................5
     Customer Base.................................................5
     Program Errors and Defects....................................5
     Rapid Technology Change.......................................5
     Management Control............................................6
     Penny Stock Rules.............................................6

  CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS.......................................7
  USE OF PROCEEDS..................................................7
  SELLING SECURITY HOLDERS.........................................7
  PLAN OF DISTRIBUTION............................................10
  LEGAL PROCEEDINGS...............................................11
  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
  PERSONS.........................................................11
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT......................................................12
  DESCRIPTION OF SECURITIES.......................................13
  INTEREST OF NAMED EXPERTS AND COUNSEL...........................13
  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES..................................13
  ORGANIZATION WITHIN LAST FIVE YEARS.............................14
  DESCRIPTION OF BUSINESS.........................................14
  PLAN OF OPERATION...............................................21
  DESCRIPTION OF PROPERTY.........................................24
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................24
  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS........26
  EXECUTIVE COMPENSATION..........................................27
  FINANCIAL STATEMENTS...........................................F-1
  AVAILABLE INFORMATION...........................................29
  REPORTS TO SECURITY HOLDERS.....................................29


          PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

  INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................II-1
  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...................II-1
  RECENT SALES OF UNREGISTERED SECURITIES.......................II-1
  EXHIBITS......................................................II-2
  UNDERTAKINGS..................................................II-2




                                 2



                         PROSPECTUS SUMMARY


  Infotec Business Systems, Inc.

   Infotec Business Systems, Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located at 444 Columbia Street E., New Westminster, British Columbia, V3L 3W9 Canada. Our telephone number is (604) 777-1707.

  Our Business and Business Strategy

   We are a development stage company and have not as yet engaged in revenue producing activities. Our business plan is to develop and commercialize a system that provides customers with remote access via the Internet to their software applications and corporate data. Customers will also have access to a suite of integrated business productivity applications which we are developing for contact, document, time and project management. We plan to market our virtual office as a service to businesses in the U.S. and Canada. We plan to develop our virtual office system as easy to use, functional, responsive and integrated and to focus on the needs of small and medium businesses. The virtual office system will be located on our servers and network infrastructure. For each business we will create a virtual office complete with email, calendar and scheduling, task and project management, client, document, time, project and task management. In addition, businesses will be able to run their existing software from within their virtual office. Users will access their virtual office securely from any computer that has Internet access. While using their virtual office, users can work with programs they are familiar with and also with our own business productivity application programs. Our approach is to provide integration of the various components of our system and our users' data and documents.

   Our plan is to earn revenue from monthly services fees, usage fees and consulting.

   We acquired the prior development and pilot implementation of the virtual office system in October 2001 and have continued development and testing since that time. Our development plan calls for completion of the virtual office system, a web and demonstration site, the development of an internal management information system and network infrastructure. To complete our plan we will need to hire additional staff and consultants and invest in certain equipment and software licenses.

   We incurred a loss in the amount of $92,438 for the period from incorporation to April 30, 2002. At July 31, 2002, our working capital was approximately $12,600. Our business plan calls for spending of approximately $437,300 over the next twelve month period. Accordingly, we do not have sufficient resources to proceed with our business plan at this time without additional financing.



     Securities  Being  Offered               1,200,000  shares  of
                                              common stock.

     Securities Issued
     And  to  be Issued                       4,500,000 shares of
                                              common stock  are
                                              issued and outstanding
                                              as of the date of this
                                              prospectus.  All of the
                                              common stock to be sold
                                              under this prospectus
                                              will be sold by existing
                                              stockholders.

     Use  of Proceeds                         We will not receive any
                                              proceeds  from the sale
                                              of the common stock by
                                              the selling stockholders.




                                    3



   References in this registration statement to Infotec, us, we, the company and our are to Infotec Business Systems, Inc. or our wholly owned subsidiary Infotec Business Solutions, Inc. and not to our selling stockholders.



                            RISK FACTORS

   An investment in us involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Our value could decline due to any of these risks, and you could lose all or part of your investment.

   We need to obtain additional financing which may not be available without substantial dilution. Our inability to raise additional capital as needed will adversely affect our ability to implement our business plan.

   As at July 31, 2002, we had approximately $12,600 of working capital on hand. Our business plan calls for significant expenses in connection with the development of our virtual office system. In addition, we anticipate that revenues, if any, from operations will not be realized until sometime after development of our virtual office system is complete.

   We need to seek additional capital, possibly through indebtedness or the issuance of equity securities. If we raise additional capital through the issuance of debt, this will increase interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced and those stockholders will suffer a dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We currently do not have any arrangements for financing and we cannot assure you that we will be able to obtain the required financing when needed. If we are not successful in achieving financing our business opportunities will be severely limited and we will not be able to implement our business plan.

  Because there is currently no market for our common stock, investors may find it extremely difficult to resell their shares and should not expect liquidity.

   There is currently no market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms part. We can provide no assurance, however that our common stock will be traded on the bulletin board or, if traded, that a market will materialize. In the absence of a public market for our common stock, an investment in our shares would be considered illiquid. Even if a public market is established, it is unlikely a liquid market will develop. Investors seeking liquidity in a security should not purchase our common stock.

  Because we have no operating history, you may find it difficult to evaluate our company.

   We are presently in the process of developing a virtual office system that will be required to complete our business plan. We have not yet earned any revenues and we will not be able to earn any revenues until development of our virtual office system is complete. Accordingly, we have no operating history from which investors can evaluate our future business prospects or management's performance.

  As we have suffered losses since our formation and we anticipate that we will lose money in the future, our auditors have expressed doubt we will be able to continue as a going concern.

   Due to our present financial condition and our lack of current operations, our auditors have expressed doubt as to our ability to continue as a going concern. To date, we have not completed the development or marketed a virtual office system and we can provide no assurance that the service we are currently developing will have a commercial application.

  If we are unable to develop a marketable product, our ability to generate revenue would be limited.



                                  4



   The virtual office system, management information system, web site and system demonstration are currently in the development stage. In order to commence sales, we will have to complete development. If we are unable to complete development of a commercial system or if we are unable to successfully integrate the infrastructure, business systems and systems software into the virtual office system, web and demonstration site, we will not be able to market our service or earn any revenues.

  We rely on our President who does not devote his full business time to our business. If our President is not available, we may not be able to implement our business plan.

   We have only two directors and we rely principally on Mr. Robert Danvers our President for his entrepreneurial skills and experience and to implement our business plan. Presently Mr. Danvers does not devote full time and attention to our affairs which could result in delays in implementing our business plan. Moreover, we do not have an employment agreement with any of our directors or officers including Mr. Danvers. Accordingly, we can provide no assurance Mr. Danvers will continue to manage our affairs, that he will be able to devote sufficient amounts of his business time to enable us to implement our business plan or that he would not decide to join a competitor or otherwise compete directly or indirectly with us. If Mr. Danvers were not to devote a sufficient amount of his time to the management of our business or if he was to compete with us and we were not able to replace him, the loss of service would materially and adversely effect the continued implementation of our business plan.

  We will operate in a competitive market and we may not have sufficient resources to compete.

   We will face competition from competitors who are presently engaged in the business of offering different implementations for online application services. These competitors include large, well-established companies and companies with greater financial, human and customer resources than us. We will attempt to compete by developing our virtual office system to provide users with a system that is easy to use and provides the functionality they need. We are however, at a competative disadvantage in attracting staff and customers and we can provide no assurance that we will have sufficient resources to compete.

  If we are not able to develop a customer base, we will have limited prospects for generating revenues.

   We will commence marketing of our virtual office system once the development of our infrastructure and software licensing is completed. We anticipate that we will incur substantial costs in marketing our services once the development stage is complete. If we are not successful in developing a customer base as a result of our marketing efforts, then our ability to generate revenue would be limited.

  If our systems contain programming errors or defects, it would adversely affect our reputation and ability to earn Revenues.

   The development of our virtual office requires that we undertake system integration and computer programming. There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations. There is also the risk that once developed, we may develop system errors or defects or security failures that cause harm to our users' data or systems or may fail to protect the users' data or systems from harm. Disruptions to our services, problems experienced by users and loss of users' data and business processes could adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

  Our industry is subject to rapid technical change. If we are not able to adapt, we may not be able to attract or retain customers.

   We will be required to update and refine the virtual office system, web and demonstration site once we complete development in order to address technological change. The market for systems such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements. We may be unable to respond quickly or effectively to these developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments. If we are unable to update and refine our technology and services once development is complete in response to technological change, then we may not be able to attract or retain customers.




                                   5




  Because Robert Danvers, our President controls approximately 73% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

   Mr. Robert Danvers owns or controls approximately 73% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. As a result, our investors will have limited ability to affect decisions made by management.

  Because   we  are  subject  to  the  Apenny  stock  rules,   the
  tradeability of our common stock will be limited which may make it more difficult for investors to sell their shares.

   We are subject to Apenny stock regulations and even if a market for our common stock ever develops, unless the trading price of our common stock is $5.00 per share or more, then trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act. Under this rule, additional sales practice requirements are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result. A market in our common stock may never develop due to these factors.








                                    6






  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Prospectus Summary", "Risk Factors", "Plan of Operation", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, factors previously noted could cause our actual results to differ materially from those contained in any forward looking statements.



                          USE OF PROCEEDS

   We  will  not receive any proceeds from the sale of  the  common
  stock   offered   through   this  prospectus   by   the   selling
  stockholders.


                      SELLING SECURITY HOLDERS

   The selling stockholders named in this prospectus are offering all of the 1,200,000 shares of common stock offered through this prospectus. The shares include the following:

     1. 1,200,000 shares of our common stock that the selling stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 14, 2002.

     The following table  provides  information   regarding   the
  beneficial ownership of our common stock held by each of the selling stockholders, including:

     1.  the  number of shares owned by each prior  to  this offering;

     2.  the  total number of shares that are to be  offered for each;

     3. the total number of shares that will be owned by each upon completion of the offering;

     4.  the percentage owned by each; and

     5. the identity of the beneficial holder of any entity that owns the shares.




                                       Total number      Total shares
                             Shares    shares to         to be owned  Percent
                             owned     be offered        upon         owned upon
                             prior     for selling       completion   completion
Selling                      to this   security holders  of this      of this
security holder              offering  account           offering     offering

Albert Amar
1546 Hope Road
North Vancouver, BC V7P 1W9  2,000     2,000             NIL           NIL

Robert Cherniack
301 - 4838 Fraser St.
Vancouver,  BC  V5V 4H4      90,000    90,000            NIL           NIL



                                         7



  TABLE IS CONTINUED FROM PAGE 7


                                       Total number      Total shares
                             Shares    shares to         to be owned  Percent
                             owned     be offered        upon         owned upon
                             prior     for selling       completion   completion
Selling                      to this   security holders  of this      of this
security holder              offering  account           offering     offering

Stephen Bass
120 - 6450 East Boulevard
North Vancouver, BC V6M 3V9  90,000    90,000            NIL           NIL

Evelyn Cable
1400 - 400 Burrard Street
Vancouver,  BC  V6C 3G2      86,000    86,000            NIL           NIL

Doreen Danvers
315 - 7122 Mary Ave.
Burnaby, BC  5E4 N23          2,000     2,000            NIL           NIL

Morris Ergas
840 Younette Drive
West Vancouver, BC V7T 1S9    2,000     2,000            NIL           NIL

Carol Hill
5537 Marine Drive
West Vancouver, BC V7W 2R4   30,000    30,000            NIL           NIL

Peter Hill
5537 Marine Drive
West Vancouver,  BC
V7W 2R4                      90,000    90,000            NIL           NIL

Faouzi Kossentini
506 - 1323 Homer Street
Vancouver, BC  V6B 5T1        2,000     2,000            NIL           NIL

Phillip Levy
10771 Swinton Crescent
Richmond,  BC  V7A 3T2        2,000     2,000            NIL           NIL

Debra MacArthur
8170 Muirfield Cres.
Whistler,  BC  V0N 1B8       95,000    95,000            NIL           NIL

Maxwell Capital Inc.
1400-400 Burrard Street
Vancouver, BC  V6C 3G2       85,000    85,000            NIL           NIL
Beneficial owner:
Bram Solloway

Susan Miller
4060 Goldie Court
North Vancouver, BC
V7G 2P4                      90,000    90,000            NIL           NIL

Sheila Milstein
3062 Spencer Drive
West Vancouver,  BC
V7V 3C7                       2,000     2,000            NIL           NIL

Alberto Moscona
701 - 2288 Bellvue Ave.
West Vancouver,  BC
V7V 1C6                      90,000    90,000            NIL           NIL



                                         8



  TABLE IS CONTINUED
  FROM PAGE 8





                                       Total number      Total shares
                             Shares    shares to         to be owned  Percent
                             owned     be offered        upon         owned upon
                             prior     for selling       completion   completion
Selling                      to this   security holders  of this      of this
security holder              offering  account           offering     offering



Carolynne Newcombe
11B - 6128 Patterson Ave.
Burnaby, BC  V5H 4P3          2,000      2,000           NIL          NIL

Lita Nuguid
10 - 10980 No. 2 Road
Richmond, BC  V7E 2E3        90,000     90,000           NIL          NIL

Richard Paisley
2221 Inglewood Ave.
West Vancouver, BC  V7V 1Z7   2,000      2,000           NIL          NIL

Neil Pollock
3938 Braemar Place.
North Vancouver, BC V7N 4M8   2,000      2,000           NIL          NIL

Julius Roitman
1530 Boundry Road
Burnaby, BC  V5K 4V4         90,000     90,000           NIL          NIL

Alan Sacks
3625 Bluebonnet Road
North Vancouver, BC  V7R 4C9  2,000      2,000           NIL          NIL

Bram Solloway
5476 Monte Bre Crescent
West Vancouver, BC  V7W 3A7  95,000     95,000           NIL          NIL

Maureen Solloway
5476 Monte Bre Crescent
West Vancouver, BC  V7W 3A7   4,000      4,000           NIL          NIL

Robert Thompson
102 - 1040 Hamilton Street
Vancouver, BC  V6B 2R9       60,000     60,000           NIL          NIL

Barrie Weiner
605 - 815 Hornby Street
Vancouver, BC  V6Z 2E6       95,000     95,000           NIL          NIL




   Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,500,000 shares of common stock outstanding on the date hereof.

   Other than Bram Solloway and Doreen Danvers, none of the selling stockholders or their beneficial owners (a) has had a material relationship with us other than as a stockholder at any time within the past three years; or (b) has ever been an officer or director of ourselves or any of our predecessors or affiliates. Mr. Bram Solloway is the beneficial owner of Maxwell Capital Corporation. Mr. Solloway was our Secretary and Treasurer during the period November 1, 2001 to May 20, 2002. Doreen Danvers is the mother of Robert Danvers. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.


                                  9



                        PLAN OF DISTRIBUTION

   The selling shareholders will offer and sell their shares at prices between $0.04 and $0.05 per share until our shares are quoted on the OTC Bulletin Board or a national securities exchange and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, although a market maker has informed us of its interest to file an application for us to become eligible for quotation on the OTC Bulletin Board. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities. The shares will not be sold in an underwritten public offering.

   The selling security holders may sell the securities in one or more of the following methods:

   - in the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time, in transactions which may include special offerings,
      exchange   distributions   and/or  secondary   distributions,
      pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

   - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

   - through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

    In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be underwriters within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

    At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

    We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have provided each of the selling security holders with a copy of these rules. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

   We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.


                                   10


Penny Stock Rules

    We are subject to penny stock regulations under Rule 15g-9 under the Securities Exchange Act. If a market for our common stock ever develops, we will remain subject to this rules unless the trading price of our common stock is not less than $5.00 per
  share.   The penny stock rules require a broker-dealer, prior  to
  transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.


                            LEGAL PROCEEDINGS

 We are not currently a party to any material litigation, nor to the knowledge of management, is there any material litigation threatened or contemplated against us.



DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  The following table sets forth the names, positions and the ages of our directors and executive officers. Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify. Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors. Directors do not currently receive any compensation for their services in acting as directors.


                                                          Director
Name                   Age      Position                  Since

Robert Danvers          49      Chief Executive Officer,  2001
                                President and Director

Stephen  Jackson         48     Secretary, Treasurer
                                and  Director             2002


   Robert Danvers, our founder, has served as the our President, Chief Executive Officer, Secretary and Treasurer from August 30, 2001 to November 1, 2001 and thereafter to date as a director, President and Chief Executive Officer. Since 1982, Mr. Danvers
  has   provided   business  consulting  services  to   development
  businesses and public reporting companies principally in the field of financial management and business information systems. For the preceding five years, Mr. Danvers has served as President and a director of Danby Financial Management Corp. and Danby Technologies Corporation. These businesses operate respectively in the fields of financial management and information systems consulting.

    Mr.Robert Danvers may be considered a promoter within the meaning of the federal securities laws.

   Stephen Jackson has served as a director since April 12, 2002 and our Secretary and Treasurer since May 20, 2002. Mr. Jackson has been active in general consulting to business; private, corporate and publicly reporting since 1980, He is a past director of the British Columbia Taxi Association. He served during 2000 through 2002 as a director and President, Secretary and Treasurer of Phoenix Star Ventures, Inc. (formerly wowtown.com, Inc.), a Delaware reporting company trading on the OTC Bulletin Board, involved at that time in establishing an Internet based local resource guide. During the period 1995 through 1997, Mr. Jackson served as Vice President Investor Relations for Athabaska Gold Resources Ltd., a Canadian reporting company involved in mineral exploration, then trading on




                                  11


  the Toronto Stock Exchange and Breckenridge Resources  Ltd., a
  Canadian  reporting   company  involved  in  mineral exploration,
  then trading on the Vancouver Stock Exchange. During 1998 and 1999 Mr. Jackson consulted for the Vancouver International Airport Authority.

   Officers of the company do not devote their full time and attention
  to  our  affairs.   We  estimate  that  Mr.  Danvers  devotes
  approximately 60% of his time to our business and Mr. Jackson less than 20%. There are no family relationships between any of our directors, executive officers and/or directors, nominees therefore or significant employees.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding our
  common   stock  beneficially  owned  as  of  the  date  of   this
  prospectus, by:

 (i) each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;
 (ii) each  of  the our executive officers and  directors;
      and
 (iii)all executive officers and directors as a group.


   As at the date hereof, there were 4,500,000 shares of our common stock issued and outstanding.

Name and Address of  Amount and Nature of      Percent
Beneficial Owner (1) Beneficial Owner  (2)     of Class
____________________ ____________________      ________

Robert Danvers
(3),(4),(5),         3,274,000                 72.8%
Danby Technologies
Corporation 1,         180,000                 26.2%
Chantal Trudeau        450,000                 10.0%
Simon Danvers          450,000                 10.0%
Nicholas Danvers       450,000                 10.0%
Stephen Jackson          6,000                  0.1%

All Executive Officers
and Directors as a
group (2 persons)    3,280,000                 72.9%
  _____________________

  (1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 444 Columbia Street E, New Westminster, BC V3L 3W9.
  (2) Under securities law, a person is considered a beneficial owner of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.
  (3) Includes 450,000 common shares held in the name of Chantal Trudeau. Robert Danvers is the spouse of Chantal Trudeau. Each disclaims beneficial ownership of the shares beneficially owned by the other.
  (4) Includes 900,000 common shares held in the name of Danby Investment Corp., a British Columbia corporation on behalf of Simon Danvers as to 450,000 common shares and Nicholas Danvers as to 450,000 common shares. Simon Danvers and Nicholas Danvers are the minor children of Robert Danvers and Chantal Trudeau. Simon Danvers and Nicholas Danvers shares are held in trust by Danby Investment Corp. for their benefit. Robert Danvers is the President and sole shareholder of Danby Investment Corp. and disclaims beneficial ownership of the shares beneficially owned by Simon Danvers and Nicholas Danvers. As trustee, Robert Danvers has full direction and control of the shares held beneficially for Simon Danvers and Nicholas Danvers.
  (5) Includes 1,180,000 common shares held in the name of Danby Technologies Corporation, a British Columbia corporation. Robert Danvers is the President and sole shareholder of Danby Tech nologies Corporation.

  Change of Control

   There are currently no arrangements known to us, which will or in the future could, result in a change of control.


                                  12


                     DESCRIPTION OF SECURITIES

  General

   The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law. Our authorized capital stock consists of 75,000,000 shares consisting of two classes of stock as follows:

  Common Stock

   Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock, par value $0.001. Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation.

   Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs. In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

   As of the date of this prospectus, there were 4,500,000 shares of our common stock issued and outstanding, held by thirty-one
  (31) stockholders of record.

  Preferred Stock

   Our articles of incorporation authorize the issuance of 25,000,000 shares of preferred stock, par value $0.001. Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by us.


               INTERESTS OF NAMED EXPERTS AND COUNSEL

   No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

   Adorno & Yoss, P.A., our independent legal counsel, has provided an opinion on the legality of the issuance of the securities being offered herein.

   The financial statements included in this prospectus and registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


  DISCLOSURE   OF   COMMISSION  POSITION  OF  INDEMNIFICATION   FOR
  SECURITIES ACT LIABILITIES

   Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.



                                13


  In  the  event  that  a  claim   for  indemnification   against
  such  liabilities  is  asserted  by  one  of   our   directors,
  officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                ORGANIZATION WITHIN LAST FIVE YEARS

   We were incorporated under the laws of the State of Nevada on August 30, 2001, and are in the early developmental stage. Effective October 3, 2001, we entered into an agreement to acquire the prior development, designs and pilot implementation of a virtual office system from Danby Technologies Corporation in consideration for a purchase price of $60,000, due December 31, 2002 and a royalty on our net revenues from the system or products or services which use the system. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates $250,000 and thereafter, at the rate of 1%. Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

   In May 2002, we issued Danby Technologies Corporation and a staff member an aggregate of 1,200,000 common shares in settlement of the principal amount of $60,000 due under the terms of the purchase agreement of October 3, 2001. Mr. Danvers, our President, Chief Executive Officer and director beneficially owns Danby Technologies Corporation. Since 1997, Danby Technologies Corporation has provided computer and network system consulting and development services and has undertaken internal development of a number of software development projects. The virtual office system is one of Danby Technologies Corporation's development projects which include developments for the travel and entertainment industries, labour and information management and online accounting systems. Mr. Danvers has been our sole promotor since inception.


   Except as previously described, we have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.


                      DESCRIPTION OF BUSINESS

  Business of Issuer

   Our plan is to provide as our principal product, a "virtual office" service for small and medium businesses for which we would charge fees, including those for set up and for monthly usage. We are currently in the development stage and have not as yet engaged in revenue producing activities. Our current objective is to complete development of our product including the establishment of a commercial service and to market it.

   We refer to our project as a "virtual office" or the virtual office system and use the terms in our business description to indicate our proposed service offering. A virtual office is essentially a network computer system or server, similar to those found in most business offices. These servers provide the business with software applications, security, network communications and a central data store. The distinguishing or differing feature of a virtual office system is that instead of the business establishing and maintaining its own network computer system in its office, the applications, security, communications and data store are maintained on our servers which are physically located in our office. Customers share our network computer system with other virtual office customers. The virtual office is accessed securely by a businesses' properly authorized employees, advisors and customers (we refer to these as "users") via the Internet, using a simple Internet browser on their computer workstation. Our virtual office system will not require specialized software to be installed on the computer our customer uses to access our system. We also refer to the term "online" in our business description to indicate a service or business process that is accessible via the Internet, 24 hours a day.

   A virtual office provides:

     - A ready to use network computer system, complete with common business software applications and features for full operation of a business. A business can be set up and using its virtual office in a little as 24 hours.




                                 14


     -    Management  by  the  virtual  office  provider   who   is
          responsible for maintenance, administration and software upgrades and for providing uninterrupted service to users.

      - User access to their virtual office at any time, from any place where a users' computer has access to the Internet.

      - Users with access to a central source for their business data, files and communications and provides the ability for users to work together and collaborate on projects or daily tasks. Business can capture information centrally as it is created and have it available to authorized persons in real time.

     - A businesses' management and its other users with the ability to locate their business information quickly and in the context of their work.



   Management identified the virtual office as a service that exhibits strong commercial potential for reasons including:

   -the  increasing  availability and reducing cost  of  high-speed
    Internet connections;
   -the cost of deploying computer software and computer systems; -the cost of maintaining computer systems and providing system help;
   -the  trend  toward  employees working away from  their  primary office;
   -the cost of experienced system managers; and -the large market represented by small and medium businesses.


  The Virtual Office

   To be successful and attract users, the business model that we have created requires us to:

     * develop and commercialize a system that is easy to use, responsive, provides functionality customers are seeking and is cost effective;

     * provide assistance, training and support to our customers so they are able to gain maximum benefit from our virtual office system;

     * provide a robust system capable of handling many users simultaneously without affecting other users; and

     * provide privacy and security for our customer's data and their communications to and from our system.


  We believe our ultimate success will be measured by the extent our customers use our system and derive value from it. A summary of the proposed features and infrastructure supporting the virtual office and of our current development and future plans follows.

    Features

   The proposed virtual office system is currently designed to include the following capabilities or functionality:

   -Email, calendar, address book, to-do lists and reminders
  Each user will have fully enabled email including a personal name and address book and the ability to use folders to categorize e-mails, a personal to-do list and personal reminders. Calendars allow for appointments and recurring meetings.

   -Group calendar and schedule
Each user within a company will have the ability if permissions have been granted to make appointments and meetings with other members of the company and to determine available time, book meeting rooms and other resources company-wide.


   -Web site
We will host our customers' web site and Internet domain as an integral part of their virtual office.




                                15



-Data storage and access, document sharing, cut and paste
 Each of our clients will be provided with disk storage space for their data and business applications. Our virtual office will provide the ability to segregate data in directory structures and to have different permissions applied. Our system will provide users with the ability to transfer data to and from our system to their local machines and will also allow most of our client's applications to share data through the system's clipboard.

-Business productivity applications:
 Each of our customers will be provided with a suite of business productivity programs which integrate with the other features of the virtual office. The following productivity application modules will be offered:

             Client and contact management - includes the ability to maintain contacts throughout the business which are accessible from a user's email and from other productivity application modules. Provides businesses with the ability to track contacts made via telephone, email, include scanned in letters or other correspondence, prepare client notes and maintain dis cussions. The contact information is readily accessible with views and reports and the ability to search headings within the information maintained.

             Document and resource management - provides a common store, management, access control and the ability to categorize and to view summaries and list of documents. The document management application will provide a review cycle including the notification of reviewers, document versioning to segregate changes and the ability to attach comments, review notes and discussions to draft documents. Users will also have the ability to develop and separately post documents related to their business as resources such as policy and procedures manuals, benefits manuals, marketing materials reference materials, how-to information, and just about any other file or information that a business may use as a common resource. The resource section of this module stores and provides easy access to information in the manner of a corporate library.

             Task and project management - includes the ability to track projects and tasks throughout the business. Reports and views will allow staff and management to see the ongoing progress of work and for management to track and assign tasks. This module will allow detailed work requests to be tied to customer quotes and files and to be available to the assigned staff member in a view of work assignments and to managers in views of completed and incomplete jobs or tasks.

             Time, expense tracking and billing - working in conjunction with our other modules, particularly the task and project tracking, business will have the ability to enable time tracking including time associated with jobs and tasks. This module will provide for approval of time records and the association with a customer, job or internal task. It will also allow expenses associated with customer work and billings to be tracked, approved and ultimately billed. Users can bill and track receipts based on time, expense and job records developed. In addition to printing of invoices, our users will be able to send electronic invoices via email and automated billing through direct charging to major charge cards.

             All of our proposed productivity applications will be integrated and have the ability to share information. We will enable within these productivity applications, the ability to control user access and the ability to control creation, change or deletion of information in our modules.

             All productivity applications will be search-enabled so users can search for relevant documents by headers and by the content of the document or information itself.

   -Local printing
Users of the virtual office will be able to print to virtually any local or network printer.

   -Backup and security
Our  system  will provide security for our users'  data  and  their
communication  into  and out of the virtual office.   We  will  use
encryption  for  any communication between our servers




                                16



and client machines. To protect from system failures, we will provide a data backups on a daily and weekly rotation. Clients will be able to request additional backups of their data and offsite storage through backups to CDROM.

-Run user applications
 Users will have the ability to run their existing Win32, Linux and UNIX commercial software as part of their virtual office. Businesses will be able to run their existing software within our system and access such applications through most Internet browsers. Applications we host for clients will be able to access all data files maintained in our system, which the user is authorized to access, or on a user's computer hard drive or shared hard drive. We will establish support policies for user applications based on our testing and on our client's needs. We envision supporting only certain applications which would include a selection of the most popular software applications.

-Help desk, maintenance and upgrades
 To enable our users to realize the benefits of our virtual office system and to enable them to use all its features, we will provide users with a web based help system and tutorial and access to our help desk staff who can interact with users over the Internet through our system to determine user issues and problems. We expect to additionally provide context driven help on the main user entry points in our productivity applications and to build a help database providing general information on using the system, frequently asked questions as well as providing a forum for customers to contact our staff to resolve technical problems they may encounter. We plan to include a general tutorial for first time customers to familiarize them with the system and setting up of their office.

 Internal Systems

   The virtual office is composed of three components or layers which we describe as the hardware and operating system layer, the middleware layer and the business processes layer.

   Hardware and Operating System
   Our virtual system will require network servers and operating system software. We will also require internet connections and
 an   internal   network.   Our  virtual   office   will   require
 approximately eight servers and will require networking and  full
 interoperation.   The operating system layer is  responsible  for
 all   hardware  and  storage  operations  and  for  all   network
 communications and authentication of users.  We use a combination
 of  servers  running UNIX, Linux and Windows.   We  will  require
 licenses for the UNIX and Windows operating system software from their respective suppliers. Operating system software is priced per server with additional fees for each user. We are able to acquire the operating system licenses readily without lead time, in the normal course of business.

   Middleware Software
   On   our   servers,  we  run  middleware  software  to   provide
 specialized functionality such as firewall, web management, database, name services, security, mail and communications. Middleware is the term we use to describe the system services and
 development  environment  upon  which  our  virtual   office   is
 developed.   Middleware is generally implemented  as  a  software
 server.   We  use  a combination of public domain middleware  for
 which we pay no license fees and commercial middleware for which we pay licensing fees which are generally priced per server with additional fees for each user. We are able to acquire the required middleware licenses readily without lead time, in the normal course of business.

   Business Processes
   Our virtual office is developed and implemented in this layer. There are no additional licensing fees or charges applicable to our own development. Where we include modules or programs in our virtual office which others have written, we may be required to pay licensing or royalty fees to the author of such program or
 module.    We  will  also  develop  and  implement  our  internal
 management information system in this layer, consisting of system sign-up and tracking of client installations, change orders, service calls, customization requests, other services and overall usage of the system. Our management information system will need to provide real-time information on the status of client orders and system usage and provide automated billing and accounting.

  Current and Planned Development

   In September, 2001, we entered into an agreement to acquire the prior development, designs and



                                17



 pilot implementation of a virtual office system from Danby Technologies Corporation, a company owned by Robert Danvers. Danby Technologies developed the initial implementation of the virtual office over the period of approximately two years from the Fall of 1999 through to our acquisition in September, 2001 at a cost of $60,000. Under the terms of our agreement, we paid Danby Technologies $60,000 to reimburse these costs. Reimbursed costs do not include any affiliate fees, charges or mark-ups.

   The pilot of the virtual office is currently installed on Danby Technologies' servers. We share their servers, under the terms of an engagement with them. Our part time technical staff are also provided currently under this engagement. For the provision of their servers, network and internet access and for the provision of part-time technical services (one staff member for approximately 20 hours per month) we pay Danby Technologies the sum of $3,000 per month. We are able to install our pilot or our commercial virtual office system, when completed, on our own equipment at such time as it is acquired.

   In October 2001, we incorporated a wholly-owned British Columbia corporation for future Canadian marketing and to provide us with the ability to operate a physical business presence to conduct our testing and further development work. We anticipate we will operate the first commercial installation of our virtual office from our subsidiary's premises in New Westminster, British Colum bia, Canada.

   Subsequent to the acquisition described above, management and our part time staff have continued to implement our business plan. We have focused our resources to test and improve the design, fea-
 tures  and  implementation  of the virtual  office  system.   Our
 testing has been assisted by some clients of Danby Financial Management Corp. and Danby Technologies Corporation, companies controlled by our President, who have participated informally
 with us to test our pilot system's capabilities.   Other than  as
 noted above, we pay no fees for any participants in such tests. Our testing and development has focused on:

     - testing various commercial software applications for their ability to operate in our virtual office;
     -  developing   and   testing  the   prototype   business
        productivity applications; and
     - testing the use of the pilot system by different companies.


   We believe that both our testing and additional research have provided validation for our designs and development approach and have also provided us with essential information to enhance our commercial development plan including:

     - better determination of the commercial software applications that we will support and that a customer can run in their virtual office;
     - a  better approach for the development of our  business
       productivity applications; and
     - new  commercial software which will enable us to better
       maintain  segregation and privacy for our customers'  data
       and   to  shield  their  activities  from  view  by  other
       customers who share the virtual office.


   As a result of this work, we are currently upgrading our pilot and our server software. Our staff will recommence testing after the update is completed.

   Our business plan can be summarized in four principal categories as outlined below. We estimate the development period required to complete a commercial implementation of the virtual office would be four months at an estimated cost of $184,200. At present we do not have sufficient funds to engage additional employees or contractors and to proceed with our development plan. Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding.

   We have set forth estimates of the costs and time frame to complete the elements of our business plan under Plan of Operation which immediately follows this discussion.


   1.   Virtual Office System

   We currently have a pilot implementation of our virtual office and have developed designs for its commercialization. Our existing pilot currently comprises the principal functionality of the virtual



                                  18



  office system, as outlined above. However, it is not complete and it is not a commercial installation. We will need to undertake additional development including:

   - rewriting the software for the business productivity application modules which we described in detail under the subheading titled Features;
   -   developing our help system;
   - conducting the related interoperation and testing of these functions and modules; and
   -   training staff to provide support to customers.


   We will also need to install the components of our virtual office system on production or commercial network servers, when acquired.

   2.   Internal Systems

   We currently have no hardware of our own, and have not yet acquired any operating system or middleware software licenses. However, we currently rent a shared Internet connected network system from Danby Technologies Corporation to provide the hardware, software and middleware layers in which we operate our current development and test operations. Our business plan calls for us to acquire our own network servers and to undertake additional work to install the operating system and middleware software and to conduct related interoperation and testing.

   We have not as yet developed our internal management information system for the virtual office. We will need to undertake additional development including design, software writing, testing and training staff in its use.


   3.   Development of Web Site and Virtual Office Demonstration

   For marketing of our service, our plan includes the development of a web site and web-based demonstration of our virtual office system. Our web site will incorporate information about ourselves and our products and services. The demonstration will allow potential customers the ability to tryout the features and usability of our virtual office prior to purchasing.

   We have not commenced development of these components. We plan to outsource the development of the web site to a firm with expertise in designing web sites and have identified companies that have the capability to complete this development. We have not as yet identified the environment or method for developing the system demonstration, nor have we identified companies or individuals that have the ability to complete such a system demonstration.

   4.   Marketing of the Virtual Office

   Our objective will be to commence marketing upon completion of development of the virtual office system, internal systems, web site and demonstration system. Our marketing strategy is pro posed to be directed toward small and medium sized businesses located in the U.S. or Canada with the following attributes:

            *  employees and contractors working away from the office;
            *  home office market; and
            * rapidly growing and start-up enterprises requiring scalable computer systems.


   We plan to outsource the development of our marketing, including the development of logos, art and design work for our brochures and web site. We also expect to outsource our marketing functions for the launch of our virtual office and ongoing marketing functions for the foreseeable future. We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on developing and managing the virtual office system. We have established a wholly-owned subsidiary in Canada for marketing in that country.

  Revenue Sources

   The successful implementation of our business model will enable us to generate revenues from:

   -setup or implementation fees;




                                    19



   -monthly system fees;
   -monthly system usage fees;
   -consulting and training fees; and
   -customizing fees;

  Intellectual Property

     We  currently  plan  to  market our product  as  the  Infotec
  Virtual Office although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark. We have obtained the right to use the Internet domain names www.infotecbusinesssystem.com, infotecbusinessstrategies.com and infoteconlineoffice.com. We do not have and cannot acquire any property rights in an Internet address.

     To protect our rights to intellectual property, we will rely on
  a   combination  of  trademark,  copyright  law,   trade   secret
  protection, and confidentially agreements although we do not have confidentiality agreements signed in every instance.

     Our virtual office system requires some commercial computer software written and owned by others for which we are required to pay licensing fees.

  Competition

     We will compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do. Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. Moreover, proven track records are of paramount consideration in selecting vendors.

     We plan to compete through the development of an integrated, fully managed and easy to use virtual office as a complete online system for small and medium businesses. We also plan to aggressively market the virtual office through successful marketers.

     While our management team has significant business experience, we, as a company, have no proven track record in the online services industry. There is no assurance that we will be able to successfully complete development of a commercial system or compete in this industry.

  Government Regulations

     Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as
  user  privacy,  pricing,  and  characteristics  and  quality   of
  products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

     Currently, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

   *     Sales and other taxes;
   *     User privacy;
   *     Pricing controls;
   *     Characteristics and quality of products and services;
   *     Consumer protection;
   *     Cross-border commerce;
   *     Libel and defamation;
   *     Copyright, trademark and patent infringement; and
   * Other claims based on the nature and content of Internet materials.

   These new laws may impact our ability to develop and market our virtual office system in accordance with our business plan.




                                 20




     We may have to qualify to do business in other jurisdictions. If we commence our virtual office business, we anticipate that our sales and our customers will be in multiple states and foreign countries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

  Research and Development Expenditures

     We have not expended any money on research and development. We have however spent $60,000 on expenses associated with the acquisition of prior development costs and plan to expend in the next 12 month period the sum of $184,200 on expenses associated with the development of our proposed virtual office system.

     We expect to continue to develop our virtual office system and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our virtual office system and maintaining our competitive positioning.

  Environmental Regulations

     We are not aware of any environmental laws that will be applicable to the operation of our business.

  Employees

     We currently have no full-time employees, one part-time employee and one part-time contractor. Mr. Robert Danvers, our President
  and  Chief  Executive Officer is a part-time employee.   Mr.  Tim
  Sproule, a consultant with Danby Technologies Corporation and available to us under the terms of our engagement with them, is a part-time consultant. As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.


                         PLAN OF OPERATION

  Current Operation Development

   In furtherance of our business model:

   - In October 2001, we acquired the prior development and pilot implementation of the virtual office from Danby Technologies Corporation, a company controlled by our founder and President. Danby Technologies Corporation developed the original plans and pilot implementation over a period of approximately two years prior to our acquisition.

   - In October 2001, we organized a wholly-owned British Columbia, Canada corporation to enable us to conduct our development and to service the Canadian market after commercialization of our virtual office system. We have additionally rented office space from Danby Technologies Corporation since October 2001 for our testing and ultimately for marketing in Canada.

   - We have engaged Mr. Tim Sproule through our engagement of Danby Technologies Corporation, on a part-time basis since October 2001 to provide computer and system services on a monthly basis and to act as our technical consultant. Mr.
      Sproule is a computer system specialist with extensive experience with system management, programming and develop ment. As a consultant, Mr. Sproule has managed large UNIX based distributed systems and played a key role in project developments.

   - In October, 2001, we engaged Danby Technologies Corporation to provide an Internet accessible server-based system. This hardware, network infrastructure and internet connectivity has enabled us to maintain our pilot implementation of the virtual office system and continue development and testing.

   -  Stephen  Jackson joined as a member of our board of directors
      in  April  2002.   Mr. Jackson is




                                   21





      a businessman,  engaged  in
      providing business consulting to private and public companies since 1980.

     Since our acquisition of prior development, pilot and designs, we have continued to progress our development plan focusing on continued testing in a live business environment with multiple users. We have also updated our designs for a commercial virtual office system. Our testing the scale-up and usability of the virtual office system has confirmed development issues and provided opportunities for improving our proposed product. We are currently upgrading our pilot system to incorporate new software and designs. Our objective with these upgrades are to provide better segregation of our customers' data; to ensure privacy of our users activities; and to improve administration of user identities and system permissions. We will test the upgraded pilot to confirm it meets these objectives.

     Our plan of operations for the twelve months following the date
  of this registration  statement  is  to  complete  the   following
  objectives within the time period specified, subject to our obtaining funding for the development and marketing of our virtual office system:

     *  Complete development of the virtual office system;
     *  Complete development of our internal systems;
     *  Complete  development of our web and  demonstration  site;
        and
     *  Market our virtual office system;


     To accomplish our objectives, we will need to undertake significant development work and will accordingly need to hire additional employees, contractors and further, engage consultants to enable us to undertake marketing. Progress in development and the hiring of additional staff is conditional upon our obtaining financing.

     The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed below:

1.Complete Development of Virtual Office System

     We are currently testing and upgrading the pilot virtual office system however we require additional design, programming and testing to develop a commercial version of our virtual office
  system.    The  principal  focus  of  this  development  includes
  extensive software development to write the software for the business productivity applications and development of the help and user support systems. We anticipate this development could be completed within a four month period after we obtain funding. We anticipate that the development costs will be approximately $60,000 and will consist primarily of payments to consultants for programming and software development services and the cost of help desk training and staff management.

2.Complete Development of Our Network Infrastructure

     We anticipate that upgrading of our network system and Internet infrastructure, including additional security features and the development of our internal management information system to be completed over a three month period during the development of the virtual office at a budgeted cost of $12,500. To complete our infrastructure for commercial operations, we estimate software
  licensing  costs of approximately $29,700 will be  required.   We
  also  anticipate  that  costs for the acquisition  of  additional
  equipment,   prepayments  for  high  speed  internet   connection
  services and other costs including fees for the development and implementation of this infrastructure will be approximately $62,000.

3.Complete Development of Web and Demonstration Site

     We plan to commence development of our web site and web-based system demonstration during the final month of the virtual office development program. Provided funds are available, we anticipate that this component could be completed in a period of less than 45 days. We anticipate development costs will be approximately $20,000.

4.Marketing

     We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and which we will incorporate into an advertising and marketing campaign once the development of our virtual office system and web site are approaching completion. We anticipate that initial marketing
  expenses,   including  travel  for  the  first   year   will   be
  approximately   $75,000.   We  anticipate  that   the   marketing
  materials and campaign would be designed by an outside marketing consulting firm.

Employees and Consultants

     We currently have no full-time employees, one part-time employee, Mr. Robert Danvers, our President and Chief Executive Officer and one part-time contractor, Mr. Tim Sproule, who is available to us
  under  our  engagement with Danby Technologies Corporation.   Our
  full-time employee and consulting positions are not expected to exceed six persons in the near future, including Mr. Robert Danvers, our President, a technical and systems manager, an administration assistant, a senior programmer and two technical
  support  staff.   We  will contract with  other  consultants  for
  specialized  development to the extent  required.   The  cost  of
  employees  or  consultants over the next twelve months  has  been
  estimated  as  $106,000.   The estimated  cost  of  employees  or
  consultants  engaged  in  development  and  marketing  has   been
  included in the estimates contained within other items of this plan.

Working Capital Requirements

     In addition to the above, we will incur additional expenses on account of overhead and administration. These costs will include fees payable for rent, office expenses, travel, legal and accounting services. We anticipate spending approximately $44,000 on these expenditures over the next twelve months. In addition to the amounts noted above, we are seeking an additional amount of funding aggregating approximately $50,000 for unalocated working capital.

Results of Operations

     We have not yet engaged in any revenue-producing activities,nor are we a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no
  basis   at   this  time  for  investors  to  make   an   informed
  determination  as to the prospects for our future  success.   For
  similar  reasons,  our  auditors have included  in  their  report
  covering   our   financial  statements  for   the   period   from
  incorporation to April 30, 2002, that there is substantial doubt about our ability to continue as a going concern.

     For the period from incorporation August 30, 2001 through April 30,2002 we incurred a deficit of $92,438. Our principal areas of expenditure during the period were for prior development costs of $60,000, rent and occupancy costs of $10,500, system rental of $10,308 and technical subcontracts of $10,308. As at April 30, 2002, we had a working capital deficit of $85,438.

    Through April 30, 2002, we funded our operations through a combination of supplier finance and the sale of our equity securities. In October 2001, we completed the sale of 2,100,000 shares of common stock for proceeds to us of $7,000. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

    Subsequent to April 30, 2002 we completed the sale of an additional 1,200,000 shares of common stock resulting in net proceeds to us of $60,000 and settled the $60,000 debt due to Danby Technologies Corporation under the terms of the October 3, 2001 purchase agreement by the issuance of 1,200,000 shares of our common stock. The sale of these shares was effected off-shore, pursuant
  to   SEC   rules,  regulations  and  interpretations,   including
  Regulation S. At July 31, 2002 our working capital position was approximately $12,600.

Financial Plan & Operation

    Our plan as outlined above anticipates we will spend approximately $437,300 over the next twelve month period pursuing our stated plan of operations. Of these expenditures, we anticipate that approximately $287,000 will be spent within the next six month period.

    The funds available to us currently are insufficient to carry out our plan of operations and complete our development program and, as we will be unable to generate revenues until such time as development is completed, we will require additional financing in order to pursue our plan of operations and our business plan. We believe that the funds currently available will enable us to pay the costs of this offering.

    Our financial plan requires us to seek additional capital in the private and/or public equity markets.



                                    23



  This additional capital may be provided by the sale of equity or debt securities, or through the issuance of debt instruments. If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution. If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock. Moreover, we may not be successful in obtaining additional financing when needed or on terms favorable to our
  stockholders.   As we have no commitments from any third  parties
  to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

    Our current operations are budgeted at approximately $5,800 per month or a total of $70,000 over the next twelve month period. In the absence of third-party funding, we expect to obtain interim funding for our current level of operations through a combination of supplier finance, principally from Danby Technologies Corporation and from loans or advances from our management, affiliates and existing stockholders. Where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly. We estimate that in the absence of the costs for our office, shared network computers and part-time technical services, our budget over the next twelve month period would not exceed $16,000. We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period. Although management has indicated a willingness to provide additional financing for such limited operations, we have no written commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms. If we receive no additional funding, we will eventually have to cease operations.

     We anticipate incurring continuing operating losses for the foreseeable future. We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our development program and do not anticipate earning any revenues until after development is completed and marketing has commenced. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

         (a) our ability to develop a commercially marketable virtual office system with the features and functionality sought by our potential customers;

         (b) our ability to successfully market our virtual office system to potential customers;

         (c) our ability to charge fees for use of our virtual office system that will enable us to generate revenues that exceed our operating costs; and

         (d) the introduction and availability of competing services.

   As a result of the material uncertainties discussed above regarding our financial position and our ability to carry out our business plan and market our proposed service, persons who cannot afford a complete loss of their investment should not purchase our securities.

   We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.


                      DESCRIPTION OF PROPERTY

   We do not own or lease any real property. Our principal executive offices are located in property of Danby Technologies Corporation, a company controlled by Mr. Robert Danvers, our President and a director, at 444 Columbia Street E., New Westminster, B.C. V3L 3W9. Our telephone number is (604) 777-1707. We pay on a month to month arrangement since October, 2001, for our office rent at this location at a rate of US$1,500 per month.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Except   as  set  forth  below,  there  have  been  no  material
  transactions, series of similar transactions, currently  proposed





                                  24





  transactions, or series of similar transactions, to which we are or will be a party, in which the amount involved exceeded $60,000 and in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

   Mr. Robert Danvers may be considered a promoter within the meaning of the federal securities laws.

  During the year ended April 30. 2002:

         We acquired from Danby Technologies Corporation, a company owned and controlled by Robert Danvers, the prior development, designs and implementations for a virtual office system for the reimbursement of $60,000 of Danby Technologies Corporation's prior out of pocket development expenses and a royalty on future sales of 2%, to an aggregate $250,000 and thereafter at the rate of 1% of net revenues.

         We issued 2,100,000 common shares in a private transaction at the price of $0.00333 per share to Mr. Robert Danvers, Mr. Danvers spouse, Chantal Trudeau and their minor children Nicholas and Simon Danvers for an aggregate consideration of $7,000.

         We rented our office premise for our British Columbia subsidiary and our executive offices from Danby Technologies Corporation at the rate of $1,500 per month on a month to month basis. In the period from incorporation to April 30, 2002, we incurred rental charges aggregating $10,500 of which the outstanding balance was $7,971 at April 30, 2002.

         We engaged Danby Technologies Corporation as contractor to provide us with a shared internet enabled network system for deploying and testing our development and to provide professional staff to maintain our implementation and undertake development. Fees of $3,000 per month are based on fees Danby Technologies Corporation charges other firms for comparable services. In the period from incorporation to April 30, 2002, we incurred fees related to systems and professional fees aggregating $20,616 of which the outstanding balance was $20,616 at April 30, 2002.

         Danby Technologies Corporation, advanced various operating expenses on our behalf, the outstanding balance of which was $70 at April 30, 2002.

         Danby Financial Management Corp., a company controlled by Robert Danvers, advanced various operating expenses on our behalf, the outstanding balance of which was nil at April 30, 2002.

  Subsequent to the year ended April 30. 2002:

         We issued 1,200,000 common shares to Danby Technologies Corporation and a member of their staff in settlement of the principal amount of $60,000 due Danby Technologies Corporation under the October 3, 2001 purchase agreement.

     At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

     Members of our management team are not employed by us on a full-time basis. They are involved in other business activities and
  may,  in  the future become involved in other businesses.   If  a
  specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We do not have and do not intend in the
  future  to  formulate  a  policy  for  the  resolution  of   such
  conflicts.  We currently have no agreements with members  of  our
  management  team.   We  have not determined  when  an  employment
  agreement  would  be  entered  into  with  Robert  Danvers,   our
  President however we have determined to review entering into an agreement after a public market for our common shares develops.





                                   25




  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No Public Market for Common Stock

   There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

   We  understand  that,  in  2003,  subject  to  approval  of  the
  Securities and Exchange Commission, The NASDAQ Stock Market intends to phase out the OTC Bulletin Board, and replace it with the Bulletin Board Exchange or BBX. As proposed, the BBX will include an electronic trading system to allow order negotiation and automatic execution. The NASDAQ Stock Market has indicated its belief that the BBX will bring increased speed and reliability to trade execution, as well as improve the overall transparency of the marketplace. Specific criteria for listing on the BBX have not yet been announced, and the BBX may provide for listing criteria which we do not meet. If the OTC Bulletin Board is phased out and we do not meet the criteria established by the BBX, there may be no transparent market on which our securities may be included. In that event, investors may have difficulty buying and selling our securities and the market for our securities may be adversely affected thereby.

  Holders of Our Common Stock

   As of the date of this registration statement, we had thirty-one
  (31) registered stockholders.

  Rule 144 Shares

   A total of 3,300,000 shares of our common stock will be available for resale to the public after October 6, 2003, (2,094,000 shares), April 12, 2004 (6,000 shares) and May 13,
  2004 (1,200,000 shares) in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

   1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal approximately 45,000 shares as of the date of this prospectus; or

   2. the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

   Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

   Under Rule 144(k),a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

   As of the date of this prospectus, persons who are our affiliates
  hold   3,280,000  shares that may be sold pursuant  to  Rule  144 after October 6, 2003, April 12, 2004 and May 13, 2004.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

  We have not granted registration rights to the selling stockholders or to any other persons.

Dividends

There  are  no  restrictions in our articles  of  incorporation  or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where,



                                26



after giving effect to the distribution  of  the dividend:

         1.we would not be able to pay our debts as they become due in the usual course of business; or

         2.our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

   We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                       EXECUTIVE COMPENSATION


  Summary Compensation Table

   The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our Chief Executive Officer in the fiscal year ended April 30, 2002; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended April 30, 2002:


                                   Other  Securities
                                   Annual Underlying        All
  Name and     Fiscal             Compen-  Options/  LTIP  Other
  Principal  Position  Year  Salary Bonus    sation SARs (#)Payouts
  Compensation

Robert Danvers  2002    -        -       -     -      -      -
     President, CEO

Stephen Jackson 2002    -        -       -     -      -      -
Secretary, Treasurer


  Option Grants in Last Fiscal Year

   We did not grant any stock options to the executive officers during our most recent fiscal year ended April 30, 2002. We have also not granted any stock options to executive officers since April 30, 2002.

  Compensation of Directors

   There are no standard arrangements pursuant to which directors are compensated for any services provided as director. No additional amounts are payable to directors for committee participation or special assignments performed for and on our behalf through to April 30, 2002.

  Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.





                                   27




                        FINANCIAL STATEMENTS

                                                               Page

         Independent Auditors' Report                          F-2

         Consolidated Financial Statements

         Consolidated Balance Sheet                            F-3

         Consolidated Statement of Operations                  F-4

         Consolidated Statement of Cash Flows                  F-5

         Consolidated Statement of Stockholders' Deficiency    F-6

         Notes to the Consolidated Financial Statements F-7 - F-10











                                     28








                 INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)


              CONSOLIDATED FINANCIAL STATEMENTS


                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



                      AUDITORS' REPORT




To the Shareholders
Infotec Business Systems, Inc.
(A development stage company)


We have audited the consolidated balance sheet of Infotec Business Systems, Inc. (a development stage company) as at April 30, 2002 and the consolidated statements of operations, cash flows, and stockholders' deficiency for the period from August 30, 2001 (date of inception) to April 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2002 and the results of its operations and cash flows for the period from August 30, 2001 (date of inception) to April 30, 2002 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1(c). These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                     "Morgan  & Company"

May 27, 2002                          Chartered Accountants


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

                 CONSOLIDATED BALANCE SHEET

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 2,066
Amounts receivable                                        2,094
Prepaid expenses                                          633
                                                         ------
                                                        $ 4,793
                                                         ------
LIABILITIES

Current
Accounts payable - related company                     $ 90,227
Accounts payable - other                                      4
                                                         ------
                                                         90,231
                                                         ------
STOCKHOLDERS' DEFICIENCY

Capital Stock
Authorized:
50,000,000 common shares, par value $0.001 per share
25,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
2,100,000 common shares at April 30, 2002                 2,100

Additional paid-in capital                                4,900

Deficit Accumulated During The Development Stage          (92,438)
       								    -------
                                                          (85,438)
                                                          -------
                                                         $ 4,793
  									    -------


Nature Of Operations (Note 1)

               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

            CONSOLIDATED STATEMENT OF OPERATIONS

PERIOD FROM AUGUST 30, 2001 (DATE OF INCEPTION) TO APRIL 30,2002
                  (Stated in U.S. Dollars)



---------------------------------------------------------------
Expenses
Office and miscellaneous                               $ 1,322
Rent and occupancy                                       10,500
Equipment rental                                         10,308
Software development costs                               70,308
                                                        -------
Loss For The Period                                    $(92,438)
                                                        -------

Basic Loss Per Share                                   $ (0.05)
                                                        -------

Weighted Average Number Of Shares Outstanding         1,745,679
								      ---------


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

            CONSOLIDATED STATEMENT OF CASH FLOWS

PERIOD FROM AUGUST 30, 2001 (DATE OF INCEPTION) TO APRIL 30,2002
                  (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Loss for the period                                    $ (92,438)

Changes  in non-cash working capital balances  related
to operations:
Prepaid expenses                                         (633)
Amounts receivable                                       (2,094)
Accounts payable - related company                       90,227
Accounts payable - other                                 4
                                                         ------
                                                         (4,934)
                                                         ------
Cash Flows From Financing Activity
Issuance of share capital                                7,000
                                                         ------
Increase In Cash During The Period                       2,066

Cash, Beginning Of Period                                -
                                                   ------------
Cash, End Of Period                                    $ 2,066
								   -----------






               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

     CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)




                                       ADDITIONAL
                       COMMON STOCK    PAID-IN
                     SHARES    AMOUNT  CAPITAL     DEFICIT   TOTAL

October 2002 -
Issued for cash     2,100,000  $ 2,100  $ 4,9008    $(92,438)  $ (85,438)


Balance, April  30, 2,100,000  $ 2,100  $ 4,9008    $(92,438)  $ (85,438)
2002









               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



1.NATURE OF OPERATIONS

  a)Organization

     The Company was incorporated in the State of Nevada, U.S.A. on August 30, 2001. The Company's wholly owned subsidiary, Infotec Business Strategies, Inc., was incorporated under the laws of the Province of British Columbia on October 1, 2001.

  b)Development Stage Activities

     The Company is engaged in the development of internet accessible ("online") systems for conducting business processes in real time. The development is currently focused on a "virtual office" system for small and medium businesses which provides remote users with access via a web browser to their software applications, corporate data storage and integrated business applications for contact management, time and project management, and client management.

     The Company is in the development stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of Infotec Business Systems, Inc.'s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

  c)Going Concern

     The Company will need additional working capital to be successful in its planned development activities and to service its current liabilities for the coming year, and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through a private placement and long term financing.


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES

  The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

  a)Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Infotec Business Strategies, Inc.

  b)Software Development Costs

     Software development costs are charged to expense as incurred unless the development project meets the criteria under United States generally accepted accounting principles for capitalization. Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the product is available for general release. The Company has no capitalized software development costs at April 30, 2002.

  c)Development Stage Company

     The Company is a development stage company as defined in the Statements of Financial Accounting Standards No.
     7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

  d)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.




               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  e)Foreign Currency Translation

     The operations of the Company's subsidiary, Infotec Business Strategies, Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period.

  f)Financial Instruments

     The  Company's financial instruments consist  of  cash,
     amounts   receivable,  prepaid  expenses  and  accounts
     payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

  g)Basic Loss Per Share

     Basic loss per share is calculated using the weighted average number of common shares outstanding during the period.


3.COMMITMENT

  Pursuant to a purchase agreement dated October 3, 2001, the Company acquired computer software development costs for the consideration of $60,000, and a royalty of 2% on the net sales revenue of any product or service that uses all or any portion of the software until the amount paid totals $250,000, after which the royalty drops to 1%. The royalty is payable quarterly following the first commercial sale of products or services.

  The  software development costs were acquired  from  Danby
  Technologies Corporation ("Danby"), a company controlled by a majority shareholder, and was recorded at Danby's historical cost base.




               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



4.RELATED PARTY TRANSACTIONS

  During  the  period, the Company entered into transactions
  (recorded at exchange values) with related parties as follows:

  i)The Company engages Danby Technologies Corporation to provide a shared internet enabled network system for deploying and testing, and to provide professional staff to maintain implementation and undertake development. In the period from inception to April 30, 2002, the Company has incurred fees related to systems rental aggregating $20,616.

  ii) The Company rents its office premise from Danby Technologies Corporation at the rate of $1,500 per month on a month to month basis. In the period from inception to April 30, 2002, the Company has incurred rental charges aggregating $10,500.


5.SUBSEQUENT EVENTS

  a)Subsequent to April 30, 2002, the Company entered into a debt settlement agreement whereby it settled the $60,000 arising from the purchase of software development costs by the issuance of 1,200,000 common shares at a price of $0.05 per share.

  b)Subsequent  to April 30, 2002, the Company  completed  a private  placement of 1,200,000 common shares at  $0.05
     per share, resulting in proceeds to the Company of $60,000.







                       AVAILABLE INFORMATION

  Availability of Additional Information

   We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

   The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

   The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law. This registration statement and other filings made by us with the SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.


                    REPORTS TO SECURITY HOLDERS

   We will voluntarily send a report annually to stockholders including our annual audited financial statements.


  PART II

  INFORMATION NOT REQUIRED IN THE PROSPECTUS



             INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Nevada General Corporation Law permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our articles of incorporation and bylaws provide that we indem nify our directors and officers to the fullest extent permitted by the Nevada General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   As authorized by the Nevada General Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

   - acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
   -  the  payment of dividends in violation of the Nevada  Revised
      Statutes.

This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.


   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee$   5.52
Federal Taxes                                           NIL
State Taxes and Fees                                    NIL
Transfer Agent Fees                                1,000.00
Accounting fees and expenses                      10,000.00
Legal fees and expenses                           15,000.00
Blue Sky fees and expenses                         2,000.00


Miscellaneous                                           NIL
                                                    _______

Total                                         $   28,005.52
                                                  _________

All amounts are estimates other than the Commission's registration fee.

    We are paying all  expenses of the offering  listed  above.   No
  portion   of  these  expenses  will  be  borne  by  the   selling
  stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


   RECENT SALES OF UNREGISTERED SECURITIES

    We issued 2,100,000 shares of common stock on October 11, 2001 to
  Mr.   Robert  Danvers,  Mrs.  Chantal  Trudeau  and  their  minor
  children.   Mr.  Danvers is our President and a  director.   Mrs.
  Trudeau is the spouse of Mr. Danvers. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price
  of  $0.00333  per  share,  for total  proceeds  of  $7,000.   The
  2,100,000 shares of





                                   II-1




  common stock are restricted shares as defined in  the  Securities
  Act.   Mr. Danvers  and  Mrs.  Trudeau  were  knowledgeable,
  had access to all relevant information in relation to the company and had the financial capacity to sustain an investment in the company.

    On May 13, 2002, we converted liabilities amounting to $60,000 through the issuance of 1,200,000 shares, at a price of $0.05 per share, to 2 persons (one of whom was an affiliate). These shares were issued pursuant to Regulation S of the Securities Act. Each creditor represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each creditor represented his intention to acquire the securities for investment only and not with a view toward distribution. Each creditor represented to us that he will resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. The creditors had access to financial and other information about us and were afforded the opportunity to ask questions concerning our operations and the terms of the debt conversion. No registration rights were granted to any of the purchasers.

    We completed an offering of 1,200,000 shares of our common stock at a price of $0.05 per share to a total of 25 purchasers on May 14,
  2002.   The total amount received from this offering was $60,000.
  We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in
  a  distribution  of  this offering in the  United  States.   Each
  purchaser represented his intention to acquire the securities for
  investment  only  and not with a view toward distribution.   Each
  purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock
  certificate   issued  to  each  purchaser  in   accordance   with
  Regulation  S.   Each  investor  was  given  adequate  access  to
  sufficient  information about us to make an  informed  investment
  decision.    None  of  the  securities  were  sold   through   an
  underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

    We did not utilize an underwriter for any of the foregoing. Other than the securities mentioned or referenced above, we have not issued or sold any securities since incorporation.


   EXHIBITS


Number    Description of exhibit

3.1       Articles of Incorporation (1)

3.2       Bylaws (1)

4.1       Regulation S Securities Subscription Agreement (2)

5.1 Opinion of Adorno & Yoss, P.A., with consent to use (to be supplied by amendment)

10.1      Purchase Agreement with Danby Technologies Corporation (2)

10.2      Debt  Settlement Agreement with Danby Technologies  Corporation (1)

10.3      Services Engagement with Danby Technologies Corporation (2)

21        Subsidiaries of the Issuer (1)

23.1      Consent of Morgan and Company, Chartered Accountants (2)

23.2      Consent of Adorno & Yoss, P.A. (See Exhibit 5.1)

_______________________







                                 II-2




(1) Incorporated by reference, filed with the corresponding exhibit number as an exhibit to the company's
    Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 17, 2002.

(2) Filed herewith.


   UNDERTAKINGS

The undersigned registrant hereby undertakes:


   1. To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

            (i)To  include any prospectus required by Section
            10(a)(3)of the Securities Act;

            (ii)     To   reflect  in  the  prospectus  any
            facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and Notwithstanding the foregoing, and increase or decrease in volumes of securities  offered  (if  the  total  dollar  value  of
            securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation
            of   Registration   Fee   table   in   the   effective
            registration statement; and

            (iii)    To  include any  additional  or  changed
            material   information   on   the   plan   of distribution.


   2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                             SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Westminster, British Columbia, Canada, on August 15, 2002.

   Infotec Business Systems, Inc.
     (Registrant)

 By: _________________________________
     /s/Robert Danvers
        President





                                    II-3



   In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.



         Signature                Title               Date




  __________________________      President,Chief
                                  Executive             August 15, 2002
           /s/Robert Danvers      Officer and Director
                                  (Principal  Executive,
                                  Financial and
                                  Accounting Officer)

                                  Secretary,
                                  Treasurer and
  ________________________________Director              August  15, 2002
           /s/Stephen Jackson











                                      II-4








Exhibits




4.1       Regulation S Securities Subscription Agreement

  INFOTEC BUSINESS SYSTEMS, INC.

       REGULATION S SECURITIES SUBSCRIPTION AGREEMENT

This Regulation S Securities Subscription Agreement is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act").

THE SECURITIES SUBSCRIBED TO HEREBY HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS HEREINAFTER DEFINED) UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.
HEDGING TRANSACTIONS IN THESE SECURITIES MAY NOT BE CONDUCTED
EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

     This Agreement has been executed by the undersigned ("Subscriber"), a non-U.S. person (as hereinafter defined), in connection with the issuance of an aggregate of 1,200,000 Shares (as hereinafter defined) of INFOTEC BUSINESS SYSTEMS, INC., a Nevada corporation (the "Issuer") which is a "Category (3) Issuer" within the meaning of given in Regulation S.

     The Issuer is offering up to 1,200,000 Shares at a purchase price of U.S. $0.05 per Share (the "Offering"). Prior to commencement of the Offering, there were 2,100,000 shares of the Issuer's Common Stock issued and outstanding. At the completion of this Offering, assuming the Offering is fully subscribed for and the Issuer issues 1,200,000 shares of Common Stock for a certain debt, there will be 4,500,000 shares of the Issuer's Common Stock issued and outstanding of which the Offering would comprise 26.67% thereof.

     The undersigned Subscriber hereby represents and warrants to and agrees with the Issuer as follows:

     1.   Agreement to Subscribe: Purchase Price.

          (a)  Subscription.   The undersigned Subscriber hereby agrees to pur
chase from the Issuer ______________ Shares.   The Shares are sometimes
hereinafter referred to as the "Securities".

          (b) Form of Payment. Subscriber hereby tenders the sum of U.S.$________, or $0.05 per Share, payable to Infotec Business Systems, Inc., in full payment of the purchase price for the Shares.

     2. Subscriber Representations; Access to Information; Independent Investigation.

(a) Offshore Transaction. Subscriber represents and warrants to Issuer as follows:
     (i) Subscriber is not a U.S. person (whenever such term is used herein, it shall have the meaning given in Regulation S).

          (ii) At the time Subscriber's buy order originated, Subscriber was outside of the United States as of the date of the execution and delivery of this Agreement.

          (iii) Subscriber is acquiring the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.
          (iv) Each distributor participating in the offering of the Shares, if any, has agreed in writing that all offers and sales of the Shares prior to the expiration of a period commencing on the date the Subscriber's subscription is accepted by the Issuer and ending one year thereafter (the "Restricted Period"), shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of Shares under the 1933 Act or pursuant to an exemption from registration.

          (v) Subscriber represents and warrants and hereby agrees that all offers and sales of any of the Securities prior to the expiration of the Restricted Period shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration.

          (vi) Subscriber represents and warrants and hereby agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the 1933 Act.

          (vii) All offering documents received by Subscriber include statements to the effect that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) during the Restricted Period unless the Securities are registered under the 1933 Act or an exemption from the registration requirements is available. The certificate(s) evidencing the Shares will contain a legend to such effect.

          (viii) Subscriber acknowledges that the purchase of the Securities involves a high degree of risk and affirms that it can bear the economic risk of acquiring the Shares, including the total loss of its investment.

          (ix) Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and undertakings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Securities.

          (x) Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investment in the Securities, and to make an informed decision relating thereto.

          (xi) In evaluating this investment, Subscriber has consulted its own investment and/or legal and/or tax advisors and has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including the legal requirements within his/her jurisdiction for the purchase of the Shares; any foreign exchange restrictions applicable to such purchase; any governmental or other consents that may need to be obtained; and the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

          (xii) Subscriber acknowledges that, in the view of the SEC, the statutory exemption claimed for this transaction would not be present if the offering of Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Subscriber is acquiring the Shares for investment purposes and has no present intention to sell any of the Securities in the United States or to a U.S. person or for the account or benefit of a U.S. person, either now or promptly after the expiration of the Restricted Period.

          (xiii) Subscriber is not an underwriter of, or dealer in, the Secu rities; and Subscriber is not participating, pursuant to contractual agreement, in the distribution of the Securities.

          (xiv) If Subscriber is purchasing the Shares subscribed for hereby in representative or fiducuiary capacity, the representations and warranties of this Regulation S Securities Subscription Agreement shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

          (xv) The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by the Issuer of Subscriber's subscription and shall survive thereafter. If Subscriber has knowledge, prior to the acceptance of its Regulation S Securities Subscription Agreement that any such representations and warranties shall not be true and accurate in any respect, the Subscriber, prior to such acceptance, will give written notice of such fact specifying which representations and warranties are not true and accurate and the reasons therefor.

(b) Registration Under the Securities Exchange Act of 1934. Subscriber acknowledges that none of the Issuer's securities are registered under Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, it is not obligated to file periodic reports with the Securities and Exchange Commission pursuant to the 1934 Act. Subscriber understands that the Issuer intends to file an appropriate Registration Statement with the Securities and Exchange Commission under Section 12(g) of the 1934 Act and, thereafter, it is anticipated that the Issuer will become a reporting company.

(c) Independent Investigation Access. Subscriber acknowledges that Subscriber, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and Subscriber's representatives, if any, and Subscriber and such representatives, if any, have been given access and the opportunity, prior to any sale to it, to examine all material books and records of the Issuer, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from Issuer or any person acting on its behalf concerning the terms and conditions of this offering. Subscriber and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Issuer and materials relating to the offer and sale of the Shares which have been requested. Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

(d) No Government Recommendation or Approval. Subscriber understands that no federal or state agency has made or will make any finding or determination relating to the fairness of an investment in the Securities, or has passed or made, or will pass on or make, any recommendation or endorsement of the Securities.

(e) Entity Purchases. If Subscriber is a partnership, corporation or trust, the person executing this Regulation S Securities Subscription Agreement on its behalf represents and warrants that:

               (i) He, she or it has made due inquiry to determine the truth fulness of the representations and warranties made pursuant to this Regulation S Securities Subscription Agreement; and that

               (ii) He, she or it is duly authorized (if the undersigned is a trust, by the Trust Agreement) to make this investment and to enter into and execute this Regulation S Securities Subscription Agreement on behalf of such entity.

(f) Market for Securities. Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Sub scriber may not be able to liquidate its investment.

     3.   Issuer Representations.

(a) Reporting Company Status. The Issuer is a non-reporting issuer as defined by Rule 902 of Regulation S.

(b) Offshore Transaction. The Issuer has not offered these Securities to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person.

(c) No Directed Selling Efforts. In regard to this transaction, the Issuer has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S, nor has the Issuer conducted any general solicitation relating to the offer and the sale of the Securities to persons resident with the Unites States or elsewhere.

     4. Expiration of Restricted Period. The transaction restriction in connection with this offshore offer and sale restrict the Subscriber from offering and selling to U.S. persons or for the account or benefit of a U.S. person for a one-year period. In the event that multiple subscriptions are accepted by the Issuer, each separate subscription agreement shall be deemed to be a separate offering under Regulation S, and the restrictive period shall begin for each transaction separately on the date payment is made for that specific transaction.

     5. Exemption: Reliance on Representations. Subscriber understands that the issuance of the Shares is not being registered under the 1933 Act, and that the Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.

     6. Terms of Subscription and Stock Delivery Instructions. Subscriber acknowledges and agrees with the Issuer that:

(a) No Minimum for Offering. this Offering is not subject to any minimum subscription;

(b) Use of Proceeds. that pending acceptance of this Regulation S Securities Subscription Agreement by the Issuer, all funds paid hereunder shall be depos ited by the Issuer and immediately available to the Issuer and that in the event this Regulation S Securities Subscription Agreement is not accepted or is accepted only in part, the amounts so paid in excess of the accepted amount shall constitute a non-interest bearing demand loan of Subscriber to the Issuer; and

(b)  Issuance of Certificates.   certificates evidencing the Shares shall be
delivered to the Subscriber when practical following acceptance of this Agreement by the Issuer and clearance of the funds evidencing the purchase price for the Shares.

7. Conditions to the Issuer's Obligation to Sell. Subscriber understands that Issuer's obligation to deliver the Shares is conditioned upon (a) the receipt and acceptance by the Issuer of this Regulation S Securities Subscription Agreement for all of the Shares subscribed to and (b) the Issuer's receipt of the purchase price in cleared United States Dollars. The Issuer reserves the right in its complete discretion to reject this Regulation S Securities Subscription Agreement.

8. Entire Agreement. This Regulation S Securities Subscription Agreement constitutes the entire Agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Regulation S Securities Subscription Agreement may be amended only by a writing executed by all parties hereto.

9. Representations by British Columbia Residents. If Subscriber is a resident of Canada, Subscriber represents to the Company that Subscriber is a resident of the Province of British Columbia and Subscriber is (Residents of British Columbia must circle one, as appropriate, and add the name of the senior officer or director of the Issuer):

     (a) a spouse, parent, brother, sister or child of __________________, a senior officer or director of the Issuer;

     (b) a close friend or business associate of ______________________, a senior officer or director of the Issuer; or

     (c) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Issuer.

Dated this ______ day of ________________


                    ___________________________________
                    Subscriber Signature


                    ___________________________________
                    Subscriber Name


                    ___________________________________
                    Address


                    ___________________________________
                    City, Province, Postal Code

The share certificate(s) should be made out and entered into the corporate records, as follows (if different than above):

                    ___________________________________
                    Registered Name
                    ___________________________________
                    Address
                    ___________________________________
                    City, Province, Postal Code

THE FOREGOING REGULATION S SECURITIES SUBSCRIPTION IS
HEREBY ACCEPTED:
( ) In Full; ( ) Partial allocation:
________________________________ Shares,  on this ______ day of
______________, 2002.


                         INFOTEC BUSINESS SYSTEMS, INC.

               By: ________________________________

                    Name:______________________________

                    Its:_________________________________




EXHIBIT
  10.1       Purchase Agreement with Danby Technologies Corporation





PURCHASE AGREEMENT

This Agreement made this 3rd day of October, 2001.

BETWEEN:
INFOTEC BUSINESS SYSTEMS, INC., a
Nevada corporation having its registered office at 50 West Liberty, Suite 880,
Reno Nevada 89501

(hereinafter referred to as the "Purchaser")

OF THE FIRST PART
AND:

DANBY TECHNOLOGIES CORPORATION,
a British Columbia corporation having its business office at 444 Columbia Street
E., New Westminster, BC V3L 3W9

(hereinafter referred to as the "Vendor")

OF THE SECOND PART

WHEREAS the Vendor has developed a design and plan for a basic online office system as is described more particularly in Schedule "A" (the "Basic Online System") including associated methods and know-how for the implementation and operation of the Basic Online System and has developed a test implementation of its Basic Online System and a business plan for the further development and commercialization of the Basic Online System (collectively known as the "System").

AND WHEREAS the Vendor is unable to fund further development and commercialization of the Basic Online System and is desirous of seeing the System in commercial operation.

AND WHEREAS the Vendor wishes to sell and the Purchaser wishes to purchase the System.

NOW THEREFORE this Agreement witnesses that in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto have agreed to and do hereby agree as follows:

1. PURCHASE AND SALE OF ASSETS

1.01 Upon the terms and subject to the conditions hereof, the Purchaser agrees to purchase, and the Vendor agrees to sell, assign and transfer to the Purchaser the System.

1.02 The parties shall, enter into such further agreements and execute any and all documents as may be necessary and reasonably required to ensure that ownership of the System vests and remains with the Purchaser.

2. PURCHASE PRICE

2.01 The Vendor agrees to sell and the Purchaser agrees to purchase the System from the Vendor for the following consideration:

     (a) payment of the sum of SIXTY THOUSAND DOLLARS ($60,000) payable on or before December 31, 2002 without interest thereon; and

     (b) royalty of TWO (2%) PERCENT calculated on the Net Sales Revenue (as defined in Schedule "B" hereto) of any product or service that uses all or any portion of the System until the amount so paid or payable hereby totals TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS, after which time, the royalty shall be calculated as ONE (1%) PERCENT (the "Royalty").

2.02 The Royalty shall be paid quarterly in arrears following the first commercial sale of products or services based on the System.

3.   CLOSING

3.01 The closing of the transaction of sale and purchase hereunder will take place on October 3rd, 2001 at the business offices of Danby Technologies Corporation at 444 Columbia Street E., New Westminster, British Columbia at 1:00 p.m. (the "Closing Date").

3.02 The parties agree that closing under Section 3.01 hereof shall be conditional on the receipt by the Vendor of the following documentation:

(a) Certificate of Officer as set out in Schedule "C" hereto;

which shall be fully executed and in force.


4. REPRESENTATIONS AND WARRANTIES

4.01 The Vendor represents and warrants to the Purchaser
(and acknowledges that the Purchaser has relied upon such representations and warranties in entering into this Agreement) that except as disclosed herein:
     (a) the Vendor has the power and capacity to own and dispose of the assets and to enter into this Agreement and to carry out its terms to the full extent;

     (b) there are no actions, suits, judgments, litigation proceedings or investigations outstanding, pending or to the knowledge of the Vendor threatened against the System, nor does the Vendor know or have any reasonable grounds or know of any basis for any such actions, suits, litigation proceedings or investigations;

     (c) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal,





                                        2



     valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application effecting the rights of creditors and by general principals of equity;

     (d) the Vendor warrants and represents that the Vendor has good and marketable title to the System and the System is free and clear of all liens, mortgages, charges, pledges, security interests, encumbrances or other claims whatsoever, other than leases and encumbrances disclosed herein;

     (e) neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby shall violate any of the terms and provisions of any order, decree, statute, by-law or regulation agreement, covenant or restriction applicable to the Vendor; and (f) the Vendor represents and warrants to the Purchaser and acknowledges that the Purchaser has relied upon same that the Vendor owns and has full and clear title to the System.

4.02 The Purchaser represents and warrants to the Vendor (and acknowledges that the Purchaser has relied upon such representations and warranties in entering into this Agreement) that except as disclosed herein:

     (a) the Purchaser is duly organized, existing, in good standing and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

4.03 From the date hereof until the closing the Vendor shall diligently and in the manner of a prudent businessperson in the ordinary course of business and will use its best efforts to preserve the System.

4.04 The Purchaser represents and warrants (and acknowledges that the Purchaser has relied upon such representations and warranties in entering into this Agreement) that it will use its best efforts to develop and commercialize the System.

5.   INDEMNIFICATION CLAUSE

5.01 The Vendor covenants and agrees to indemnify and hold harmless the Purchaser from and against:

     (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation or omission from any certificate or other instrument, furnished or to be furnished from the Purchaser hereunder; and

     (b) all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose prior to the execution of this Agreement, and the Purchaser may, on notice in writing to the Vendor, settle such claims and make any payment in relation thereof as the Purchaser sees fit.

5.02 The Purchaser covenants and agrees to indemnify and hold harmless the Vendor from and against:

     (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument, furnished or to be furnished from the Purchaser hereunder ;and

     (b) all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose after the execution of this Agreement, and the Vendor may, on notice in writing to the Purchaser, settle such claims and make any payment in relation thereof as the Vendor sees fit.

6.   FAILURE TO PERFORM

6.01 Where Purchaser fails to pay any amounts due by virtue of Section 2 of this Agreement, the Purchaser agrees to pay the Vendor interest thereon at the annual rate of seven (7%) percentum on the outstanding balance unpaid until such time as such outstanding balance is fully paid.

7.   ASSIGNMENT

7.01 The Purchaser acknowledges and agrees that the Vendor may assign, mortgage, encumber, sell or otherwise transfer or dispose of its interest or interests hereunder to others (the "Assignees") without the consent of the Purchaser, provided however that the Purchaser shall be notified of any such assignment as is applicable for the Purchaser to discharge its obligations hereunder and the Purchaser further acknowledges and agrees that it shall not assign, sell, mortgage or otherwise transfer or dispose of its interest or interests hereunder without the Vendor's prior written consent.

8.   CURRENCY

8.01 For the purposes of this Agreement, all amounts represented herein are expressed in the functional currency of the United States of America and all references to dollar or currency amounts shall be read as references to the currency of the United States of America.

9.   NOTICE

9.01 Notice to either party may be made and shall be deemed delivered and received when sent by first class mail or hand delivered to the following address:

For the Vendor:

444 Columbia Street E.
New Westminster, BC V3L 3W9

For the Purchaser:

50 West Liberty, Suite 880
Reno, Nevada 89501

10.   SURVIVAL

10.01 Notwithstanding any enquiry or investigation by the Purchaser, the representation and warranties of the Vendor contained in this Agreement shall survive its closing of the transactions contemplated by this Agreement and shall continue in full force for the benefit of the Purchaser thereafter.

11.   ENTIRE AGREEMENT

11.01 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this agreement or the subject matter thereof except as specifically set forth herein.

12.   SEVERABILITY

12.01 If any provisions of this Agreement are held unenforceable or invalid by a Court of competent jurisdiction, the parties hereto acknowledge and agree that the enforceability or validity of the remaining provisions shall not be affected thereby.

13.   JURISDICTION

13.01 This Agreement shall be governed by and in construed accordance with the laws of the Province of British Columbia and the parties hereto hereby submit to the jurisdiction of the Courts of the Province of British Columbia.

14.   TIME OF THE ESSENCE

14.01 Time shall be of the essence in this Agreement.

15.   ENUREMENT

15.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF THE PARTIES have hereunto set their hands and Corporate Seals, duly attested to be the hands of their properly authorized officers in their behalf on the day and year first above written.


Signed for on behalf of
INFOTEC BUSINESS SYSTEMS, INC.
By its authorized signatory


Per:
/s/Robert Danvers, President


Signed for on behalf of
DANBY TECHNOLOGIES CORPORATION
By its authorized signatory


Per:
/s/Robert Danvers, President






	SCHEDULE "A"

	To Purchase Agreement of
	October 3, 2001



Basic Online Office System

The basic online office system enables users as individuals and as members of a company wide group to access a common office computer network over the internet. The basic online office system is currently in beta testing and includes:

Email, calendar and address book
To do lists and reminders
Group calendar and schedule
Document sharing
Company web site
Productivity Applications
Follow-me Printing
Data Storage
Data Access
Help Desk Support
Maintenance and upgrades
Security
Backup

Available upgrade features
Fax Services
Online Windows and UNIX Applications
Backup Copies
Dedicated Servers

The system designed to run on a combination of UNIX and Windows servers and middleware from companies such as IBM, Lotus and Tarantella, Inc. and requires programmers and systems maintenance staff knowledgable in theses products to implement and operate the system.








10.3    Services Engagement





Danby Technologies Corporation

444 COLUMBIA ST. E., NEW WESTMINSTER, B.C.  V3L 3W9
TELEPHONE (604) 777-1707 FACSIMILE (604) 777-8801

SYSTEM SOLUTION SPECIALISTS




  INFOTEC BUSINESS SYSTEMS, INC               October 3, 2001
  INFOTEC BUSINESS STRATEGIES, INC
  Suite 880 - 50 West Liberty Street
  RENO, NV  89501


  Dear Sirs:

  RE: ENGAGEMENT

  This letter will confirm our engagement to provide your firm with the following:

  1.  office facilities within our premises at 444 Columbia
  Street E., New Westminster, BC V3L 3W9 with sufficient desk space for three staff members;

       2. network systems and related hardware, software, Internet connectivity and interoperation to run and continue development of your virtual office; and

       3. professional staff to provide technical advice, programming assistance, systems administration that you may require to further the development of your virtual office system.

  Our rates for such shall be:

  1. $1,500 U.S. monthly in advance for each month in which we provide office facilities;

       2. $1,500 U.S. monthly in advance for each month in which we provide networked systems; and

       2. $1,500 U.S. or such greater amount as shall be authorized by you, monthly in arrears for each month in which we provide professional staff for the development and maintenance of your system.

  We confirm that this agreement is on a month to month basis and that it is renewable automatically each month unless cancelled by either party hereto with 30 days notice in writing to the respective party.

  We confirm that professional services under this engagement shall be charged at the rate of $80 U.S. per hour. Other professional fees will be charged at our then current rate for professional services rendered.

  Thank you for your attention to this matter.

  Yours truly,

  DANBY TECHNOLOGIES CORPORATION




  ______________________________________
  /s/ROBERT I. DANVERS, President









23.1     Auditor's Consent










                                                MORGAN & COMPANY



                  INDEPENDENT AUDITORS' CONSENT




We consent to the use in the amended Registration Statement of Infotec Business Systems, Inc. on Form SB-2 of our Auditors' Report, dated May 27, 2002, on the consolidated balance sheet of Infotec Business Systems, Inc. as at April 30, 2002, and the related consolidated statement of operations, consolidated statement of cash flows and consolidated statement of stockholders' equity for the period from inception on August 30, 2001 to April 30, 2002.

In  addition, we consent to the reference to us under the heading
"Interests  Of  Named  Experts And Counsel" in  the  Registration
Statement.




Vancouver, Canada                        /s/"Morgan & Company"
August 16, 2002                          Chartered Accountants